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                                                                   EXHIBIT 10.33


                                TRUST AGREEMENT


                 TRUST AGREEMENT (the "Trust"), as amended February 3, 1995, by and between Lockheed Corporation, a Delaware corporation (the "Corporation"), and First Interstate Bank of California, a California state banking association (the "Trustee").

                 WHEREAS, the Corporation or one or more of its Subsidiaries is or may become obligated under certain individual Termination Benefits Agreements (collectively, the "Agreements" and individually, the "Agreement") entered into with the executives listed on Exhibit I (collectively, the "Executives" and individually, the "Executive") to make specified payments to or on behalf of such Executives; and

                 WHEREAS, pursuant to the Agreements, the Corporation has agreed to pay certain of the legal fees and expenses incurred by any of the Executives in contesting or disputing his termination of employment following a "Change in Control of the Corporation" (as defined herein) or in seeking to obtain or enforce any right or benefit provided by the Agreements; and

                 WHEREAS, the Corporation has determined that, with respect to the benefit plans listed in Exhibit II (collectively the "Plans" and individually, the "Plan"), it would be appropriate and desirable to pay certain of the legal fees and expenses incurred in seeking to obtain or enforce any right or benefit under such Plans by any of the participants who, at the time of a Change in Control of the Corporation are, or will be





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entitled to receive benefits under the Plans (collectively the "Participants"
and individually, the "Participant");"

                 WHEREAS, the aforesaid obligations of the Corporation are not funded or otherwise secured, and the Corporation has agreed, to the extent practicable, to assure that the future payment of said obligations will not be improperly withheld in the event that a Change in Control of the Corporation should occur; and

                 WHEREAS, for purposes of assuring that payment of obligations with respect to the Agreements and payment of the legal fees and expenses referred to above will not be improperly withheld, the Corporation desires to deposit with the Trustee, subject only to the claims of the Corporation's existing or future creditors, amounts of cash, marketable securities or letter of credit sufficient to fund all or a portion of such payments as they may become due and payable;

                 WHEREAS, this Corporation has entered into a separate trust agreement, dated December 22, 1994, with J.P. Morgan California to hold, subject to the claims of the Corporation's creditors in the event of the Corporation's insolvency, assets to provide benefits under the plans listed in Appendix A thereto which are the same plans as those listed on Exhibit II;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:





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                                   ARTICLE I

                            THE AGREEMENTS AND PLANS

                 SECTION 1.01 Agreements. The agreements subject to this Trust shall consist of those Agreements listed on Exhibit I hereto.

                 SECTION 1.02 The Plans. The plans subject to this Trust shall consist of those Plans listed on Exhibit II hereto.

                 SECTION 1.03 Executives and Participants. The executives subject to this Trust shall be those Executives listed on Exhibit I hereto, and the participants subject to this Trust shall be those Participants listed on
Exhibit III hereto.

                 SECTION 1.04 Effect of Trust. Nothing herein contained shall affect the Corporation's or any Subsidiary's obligation to make all payments required under the terms of the Agreements and the Plans, including, but not by way of limitation, the obligation to pay all benefits to which the Executives and Participants are or may become entitled under such Agreements and Plans and all legal fees and expenses incurred by the Executives in pursuing their rights under the Agreements, in addition to such of those obligations, fees and expenses as may be funded through this Trust. Distributions made from the Trust to Executives and Participants in respect of the Agreements and Plans pursuant to Section 4.02 hereof shall satisfy the Corporation's and Subsidiaries' obligations to pay such benefits, fees and expenses to such Executives and Participants under such Agreements and Plans to the extent, but only to the extent, of such distributions.





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                                   ARTICLE II

                           TRUST AND THE TRUST CORPUS

                 SECTION 2.01  Delivery of Funds.

                          (a)     Concurrently with the execution of this
Trust, the Corporation is delivering to the Trustee to be held in trust hereunder the sum of seven million five hundred thousand dollars ($7,500,000) in cash (or marketable securities having a fair market value equal to such amount, or a letter of credit having a fair market value equal to such amount, or some combination thereof) of which two million five hundred thousand dollars ($2,500,000) shall be allocated to Account B hereunder and five million dollars ($5,000,000) shall be allocated to Account C hereunder and administered and disposed of by the Trustee as provided herein.

                          (b)     Not later than seven (7) business days after
the occurrence of a Potential Change in Control of the Corporation (as defined in Article III hereof) or as soon as practicable thereafter, the Corporation shall deliver to the Trustee to be held in trust hereunder an additional amount of cash (or marketable securities having a fair market value equal to such amount, or a letter of credit having a fair market value equal to such amount, or some combination thereof) representing the sum of the amounts, determined as provided in subsection (d) below, and such other amounts as may be necessary for expenses and other costs of maintaining the Trust as determined by the Board of Directors of the Corporation (collectively, the "Required Funding Amount"). Notwithstanding the foregoing, the





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amount required to be delivered to the Trustee under this subsection (b)
pursuant to subsection (d)(ii) below shall be reduced by the amount of cash and the value (determined as of the date of such Potential Change in Control) of property previously delivered to the Trustee pursuant to subsection (a) of this
Section 2.01.

                          (c)     In the event of a Potential Change in Control
of the Corporation, the Corporation shall, at six-month intervals commencing from the date of such Potential Change in Control, unless the Trust Corpus shall theretofore have been released pursuant to Article IV hereof, recalculate the Required Funding Amount as of the end of the month immediately preceding such six-month interval date treating the Potential Change in Control as having occurred at the end of such month. If the amount so calculated exceeds the fair market value of the assets then held in trust, the Corporation shall promptly (and in no event later than seven (7) business days from the date of such six-month interval date) pay to the Trustee, an amount in cash, marketable securities, letter of credit, or any combination thereof, equal to such excess. If the Required Funding Amount so calculated is less than the fair market value of the assets held in trust, the Trustee, upon receipt of a written request from the Corporation, shall distribute to the Corporation such difference in cash or, if applicable, shall reduce the amount of the letter of credit; provided, however, that such distribution on or reduction shall only be permitted prior to the occurrence of a Change in Control.





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                          (d)     The Required Funding Amount shall be equal to
the total of the amounts required for funding the following three accounts:

                                  (i)      Account A shall require an amount
equal to $20,000,000 to provide for the cash payment of the benefits specified in the Agreements to each Executive (other than reimbursement for legal fees and expenses incurred in pursuing his rights under the Agreement).

                          (ii)  Account B shall require an amount equal to
$2,500,000, which shall be available only to satisfy the obligation under the Agreements to pay the legal fees and expenses incurred by the Executives in pursuing their rights under the Agreements (the "Legal Fund - Agreements").

                          (iii) Account C shall require an amount equal
$5,000,000, which shall be available only to satisfy the Corporation's obligation under Section 4.02(e) hereof to pay the legal fees and expenses incurred by the Participants in pursuing their rights under the Plans (the "Legal Fund - Plans").

                          (e)  The payments by the Corporation to the Trustee
pursuant to Sections 2.01(b) and (c) hereof shall be accompanied by the payment schedule required by Section 4.02(a) hereof.

                 SECTION 2.02 Trust Corpus. (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee as described in
Section 2.01(a) hereof plus all amounts delivered thereafter pursuant to Sections 2.01(b) and (c) hereof (and less such amounts distributed from the Trust pursuant to





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Sections 2.01(c), 4.02 and 4.03 hereof or otherwise pursuant to the terms hereof), in whatever form held or invested as provided herein. The Trust Corpus (except for any portion delivered to the Trustee in the form of a letter of credit) shall be held, invested and reinvested by the Trustee only in accordance with this Section 2.02. The Trustee may, in its discretion, commingle the portions of the Trust Corpus allocated to Accounts A, B and C for investment purposes. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances (except for any portion delivered to the Trustee in the form of a letter of credit) (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Agreement and Plans) in either one or a combination of the following investments:

                                  (i)      investments in direct obligations of
         the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, or in units or shares of mutual funds thereof in each case maturing within one (1) year or less from the date of acquisition; or

                                  (ii)     investments in negotiable
         certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least one billion dollars ($1,000,000,000);

provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of





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any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

                          (b)     The Trust is intended to be a grantor trust
within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and except as hereinafter provided, all interest and other income earned on the investment of the Trust Corpus shall be the property of the Corporation and shall not constitute a part of the Trust Corpus. The interest and other income earned in any calendar year on amounts held in the Trust shall be paid over to the Corporation by the Trustee as promptly as practicable after the end of each calendar year or, in the event a Potential Change in Control has occurred, after the first recalculation date under
Section 2.01(c) hereof occurring after the end of each calendar year. The amount of such interest or other income payable to the Corporation under this Section shall be reduced by the amount required to be delivered by the Corporation to the Trustee under Section 2.01(c) and only the excess, if any, shall be paid to the Corporation.

                          (c)     All losses of income or principal in respect
of, and expenses (including, as provided in Section 5.01(g) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Corporation and the Corporation shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts





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have been applied to reduce amounts payable to the Corporation pursuant to
Section 2.01(c) or 2.02(b) hereof.

                                  ARTICLE III

                               CHANGE IN CONTROL

                 SECTION 3.01 Definition of Potential Change in Control. For purposes of this Trust, a Potential Change in Control of the Corporation shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (ii) any "person" (as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the Corporation, publicly announces an intention to take actions which, if consummated, would constitute a Change in Control of the Corporation;
(iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control of the Corporation has occurred.

                 SECTION 3.02 Definition of Change in Control. For purposes of this Trust, a Change in Control of the Corporation shall be deemed to have occurred if (i) any "person," as such





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term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the execution of this Trust), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i) or (iii) of this Section) whose election by the Board of Directors of the Corporation or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Corporation





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or such surviving entity outstanding immediately after such merger or consolidation or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; however, notwithstanding the foregoing, the merger of the Corporation contemplated as of August 26, 1994 by the proposed Agreement and Plan of Reorganization by and among a parent corporation, Martin Marietta Corporation and the Corporation shall not constitute either a Change in Control under this
Section 3.02 or a Potential Change in Control of the Corporation under Section
3.01 hereof.

                                   ARTICLE IV

                          RELEASE OF THE TRUST CORPUS

                 SECTION 4.01 Delivery to the Corporation. In the event the Corporation delivers the Required Funding Amount to the Trustee upon a Potential Change in Control, such amount, but not including the amounts delivered to the Trustee pursuant to Section 2.01(a) or 2.01(d)(ii) hereof, shall be returned to the Corporation six (6) months after delivery to the Trustee unless a Change in Control shall have occurred during such six (6) month period. Such six (6) month period shall be renewed in the event of any subsequent Potential Change in Control occurring during such initial period. The Corporation shall notify the Trustee of the occurrence of a Change in Control or Potential Change in Control and the Trustee may rely on such notice or on any other





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actual notice, satisfactory to the Trustee, of such a change or potential change which the Trustee may receive.

                 SECTION 4.02  Deliveries to Executives and Participants.

                          (a)     The Corporation shall deliver the schedules
described below (the "Payment Schedules") to the Trustee no later than fifteen
(15) business days following the delivery of the funds to the Trustee pursuant to Sections 2.01(a) and 2.01(b) hereof. Except as provided in Sections 2.01(c), 4.01, 4.03, and 6.01, the Trustee shall hold the Trust Corpus in its possession under the provisions of this Trust until authorized to deliver the Trust Corpus or any specified portion thereof in accordance with the terms of such Payment Schedules.

                                  (i)      The Payment Schedule with respect to
the Required Funding Amount allocated to Account A shall indicate the aggregate amount delivered to the Trustee in respect of all Executives and a formula or instructions acceptable to the Trustee for determining the benefits payable to each Executive under each such Agreement (other than the reimbursement of legal fees and expenses incurred in pursuing his rights under such Agreement). An Executive who is entitled to benefits hereunder shall deliver to the Trustee a fully executed affidavit in substantially the form set forth in Exhibit IV hereof and such other documentation as the Trustee, in its sole discretion, may reasonably require in support of such affidavit. Upon receipt of such affidavit and supporting documentation, if any, the Trustee shall notify the Corporation of the Executive's request for





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payment.  If, within five (5) business days following the Trustee's notice to the Corporation, the Corporation does not notify the Trustee that the Corporation has paid the benefits referred to in the affidavit, the Trustee shall make payments to the Executive in accordance with the formula or other instructions set forth in the Payment Schedule. The Trustee shall make payments to the Executives from Account A in the order in which properly documented claims are received by the Trustee; provided, however, that the Trustee shall not make any payments pursuant to this subparagraph prior to the expiration of the 90-day period commencing immediately following the occurrence of a Change in Control; and provided further, that if the aggregate amounts payable pursuant to properly documented claims that are received by the Trustee during such 90-day period exceed the value of the assets allocated to Account A, as soon as practicable following the expiration of such 90-day period, the Trustee shall pay to each affected Executive an amount equal to the product of
(x) a fraction, the numerator of which is the amount of the benefit payable to such Executive pursuant to the Payment Schedule and the denominator of which is the aggregate amount payable to all affected Executives and (y) the value of the assets allocated to Account A (such value to be determined as of the date of payment).

                          (ii)  The Payment Schedule with respect to the
Required Funding Amount allocated to Account B shall indicate the aggregate amount delivered to the Trustee in respect of the Executives. An Executive who is entitled to payment hereunder





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shall deliver to the Trustee a fully executed affidavit substantially in the form set forth in Exhibit V hereof and such other documentation as the Trustee, in its sole discretion, may reasonably require in support of such affidavit. Upon receipt of such affidavit and supporting documents, if any, the Trustee shall notify the Corporation of the Executive's request for payment. If, within five (5) business days following the Trustee's notice to the Corporation, the Corporation does not notify the Trustee that the Corporation has paid the legal fees and expenses required in the affidavit, the Trustee shall make payments to the Executive in accordance with the affidavit and supporting documents. The Trustee shall make payments to the Executives from Account B in the order in which properly documented claims are received by the Trustee.

                          (iii)  The Payment Schedule with respect to the
Required Funding Amount allocated to Account C shall indicate the aggregate amount delivered to the Trustee in respect of the Participants. A Participant who is entitled to payment hereunder shall deliver to the Trustee a fully executed affidavit substantially in the form set forth in Exhibit V hereof and such other documentation as the Trustee, in its sole discretion, may reasonably require in support of such affidavit. Upon receipt of such affidavit and supporting documents, if any, the Trustee shall notify the Corporation of the Participant's request for payment. If, within five (5) business days following the Trustee's notice to the Corporation, the Corporation does not notify the Trustee that the Corporation has paid the legal fees





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and expenses referred to in the affidavit, the Trustee shall make payments to the Participant in accordance with the affidavit and supporting documents. The Trustee shall make payments to the Participant from Account C in the order in which properly documented claims are received by the Trustee.

                          (b)     A modified Payment Schedule shall be
delivered by the Corporation to the Trustee no later than fifteen (15) business days following the date that additional amounts are required to be paid by the Corporation to the Trustee (or refunded to the Corporation) under Sections 2.01(b) and (c) hereof and no later than fifteen (15) business days following the occurrence of any event requiring a modification of the Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to the Executives and Participants in accordance with such Payment Schedules.

                          (c)     The Trustee shall be permitted to withhold
from any payment due to an Executive or Participant hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Corporation as to any required withholding and shall be fully protected under Section 5.01(g) hereof in relying upon such instructions. If the Corporation fails to timely instruct the Trustee as to any required withholding, the Trustee shall withhold such amounts as required by applicable law to be so





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withheld, and shall pay over to the appropriate government authority the amounts so withheld.

                          (d)     Except as otherwise provided herein, in the
event of any final determination by the Internal Revenue Service or a court of competent jurisdiction in any case or proceeding in which the Corporation is a principal party, which determination is not appealable or the time for appeal or protest of which has expired, or a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines or opinion opines that the Executives and Participants or any particular Executive or Participant are subject to federal income taxation on amounts held in Trust hereunder prior to the distribution of such amounts to the Executives and Participants or Executive or Participant, the Trustee shall, on receipt by the Trustee of (i) notice of such determination or (ii) such opinion of counsel, pay to each affected Executive or Participant the portion of the Trust Corpus includable in such Executive's or Participant's federal gross income.

                          (e)     If, subsequent to a Change in Control of the
Corporation, a dispute arises regarding the interpretation or enforcement of this Trust or the payment of benefits under any Plan, all of the legal fees and expenses incurred by the Executives or Participants in successfully enforcing any right or benefit provided for in this Trust or a Plan or in otherwise successfully pursuing their claims under the Trust or Plans will be paid by the Corporation to the extent permitted by law.





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                 SECTION 4.03  Deliveries to Creditors of the Corporation.  It
is the intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Corporation. Accordingly, the Corporation shall not create a security interest in the Trust Corpus in favor of the Executives, Participants or any creditor. If the Trustee receives the notice provided for in Section 4.04 hereof, or otherwise receives actual notice that the Corporation is insolvent or bankrupt as defined in
Section 4.04 hereof, the Trustee shall make no further distributions of the Trust Corpus to any of the Executives or Participants but shall deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Corporation's general creditors. The Trustee shall resume distribution of Trust Corpus to the Executives and Participants under the terms hereof, upon no less than thirty (30) days' advance notice to the Corporation, if it determines that the Corporation was not, or is no longer, bankrupt or insolvent. Unless the Trustee in its Trust Department has actual knowledge of the Corporation's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Corporation is bankrupt or insolvent.

                 SECTION 4.04 Notification of Bankruptcy or Insolvency. The Corporation, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Corporation's bankruptcy or insolvency. The Corporation





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shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

                                  (i)      The Corporation shall make an
         assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Corporation by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

                                  (ii)     The Corporation shall generally not
pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business.





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                                   ARTICLE V

                                    TRUSTEE

                 SECTION 5.01 Trustee. (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

                          (b)     If all or any part of the Trust Corpus is at
any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Corporation (or any of its subsidiaries) for any Executive or Participant by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

                          (c)     The Trustee shall maintain such books,
records and accounts as may be necessary for the proper administration of the Trust Corpus, including without limitation, as provided in Section 2.01 hereof, and shall render to the Corporation, on or prior to each January 31, following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the





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Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination).

                          (d)     The Trustee shall not be liable for any act
taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

                          (e)     The Trustee may consult with legal counsel to
be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

                          (f)     The Trustee shall be reimbursed by the
Corporation for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees (as outlined in the attached Fee Schedule) for the performance of such duties in the manner provided by Section 2.02(c) hereof and paragraph (g) of this Section 5.01.

                          (g)     The Corporation agrees to indemnify and hold
harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph (f) of this Section 5.01 or this paragraph (g) and not previously paid by the Corporation pursuant





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to Section 2.02(c) hereof shall be paid by the Corporation promptly upon demand therefor by the Trustee or, if not paid within thirty (30) days of such demand, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Corporation in writing of the amount of such payment. The Corporation agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combinations thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 5.01 or this paragraph (g). The failure of the Corporation to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this Section 5.01 or this paragraph (g).

                 SECTION 5.02 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Corporation and each Executive and Participant specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Corporation shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice; provided, however, that, if a Change in Control shall previously have occurred, such appointment must be approved in writing by at least sixty-five percent (65%) of all Executives whose benefits under the Agreements have not been paid in full





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(the "Required Executives") and by at least sixty five percent (65%) of all
Participants whose benefits under the Plans have not been paid in full (the "Required Participants"). If the Corporation is unable to appoint a successor trustee or if a Change in Control shall have previously occurred, and the Required Executives and Required Participants fail to approve a successor trustee within thirty (30) business days after such notice, the Trustee shall be entitled, at the expense of the Corporation, to petition a United States District Court or any of the courts of the State of California having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Corporation (or, if a Change in Control shall previously have occurred, the Corporation with the written approval of the Required Executives and Required Participants) may at any time substitute a new trustee by giving fifteen (15) business days notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Corporation and, if such removal or resignation occurs on and after a Change in Control, shall mail or otherwise deliver to the Executives and Participants a written statement or statements of accounts and proceedings as provided in
Section 5.01(c) hereof for the period since the last previous annual accounting of the Trust, and if written objections to such accounts are not filed with the Trustee within thirty (30) business days following the date such statements are filed with the Corporation or mailed or otherwise delivered to the

Executives and Participants, if required, the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Corporation, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of one hundred million dollars ($100,000,000).

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.01 Termination. This Trust shall be terminated upon the earliest to occur of the following events: (i) the exhaustion of the Trust Corpus; (ii) the final payment of all mounts payable to all of the Executives and Participants pursuant to the Agreements and Plans; or (iii) the final payment of all amounts payable pursuant to claims received by the Trustee on or before the last day of the fifth calendar year commencing after the occurrence of a Change in Control. Prior to the occurrence of a Potential Change in Control, the Corporation, by appropriate action of its Board of Directors, may terminate the Trust in its entirety. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Corporation.

                 SECTION 6.02 Amendment and Waiver. Prior to the occurrence of a Potential Change in Control, this Trust can be amended by an instrument in writing signed by the parties hereto. After the occurrence of a Potential Change in Control, no amendment may be made to this Trust to decrease the Required Funding Amount and no amendment relating to this Trust may be made with respect to a particular Executive or Participant unless such Executive or Participant has agreed in writing to such amendment; except that the Corporation may add one or more Executives to Exhibit I or one or more Plans to Exhibit II without the written consent of the affected Executives and Participants, in which event the Corporation shall be required to make additional contributions to the Trust on behalf of such additional Executives or Plans in accordance with the provisions of Section 2.01. The parties hereto may at any time waive compliance with any of the agreements or conditions contained herein. No such waiver relating to this Trust may be made with respect to a particular Executive or Participant unless such Executive or Participant has agreed in writing to such waiver. Any agreement on the part of a party hereto, an Executive or a Participant to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party, Executive or Participant. Notwithstanding the foregoing, any amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executives or Participants if such amendment or waiver does not adversely affect the rights of the Executives or Participants hereunder.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                 SECTION 7.01 Further Assurances. The Corporation shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

                 SECTION 7.02 Certain Provisions Relating to this Trust. (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                          (b)     This Trust shall be governed by and construed
in accordance with the laws of the State of California other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

                          (c)     In the event that any provision of this Trust
or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

                          (d)     Notwithstanding any other provision of this
Trust, the Corporation and the Trustee agree that in the event the Trust may be deemed to be an "investment company" as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), they shall use their best efforts to take such action as may be necessary so that either (i) the Trust will qualify for an exemption from the provisions of the Investment Company Act or (ii) the Trust will not be deemed to be such an investment company.

                 SECTION 7.03 Arbitration. Any dispute between the Executives or Participants and the Corporation or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Calabasas, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.01(g); provided, however, that to the extent that the arbitrator determines in his or her sole discretion that such arbitration solely relates to one or more of the Agreements or one or more of the Plans, the portion of such expense solely related to such Agreement(s) shall be considered a legal expense of the Executive(s) under Section 2.01(d)(ii) hereof and shall be paid by the Trustee from the Legal Fund Agreements and the portion of the expense solely related to such Plan(s) shall be considered a legal expense of the Participant(s) under Section 2.01(d)(iii) hereof and shall be paid to the Trustee from the Legal Fund - Plans.

                 SECTION 7.04 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

                          If to the Corporation:

                          Lockheed Corporation
                          4500 Park Granada Blvd.
                          Calabasas, California  91399-0410

                                  Attention:  Office of the General Counsel

                          If to the Trustee:

                          First Interstate Bank of California
                          707 Wilshire Boulevard, W10-l
                          Los Angeles, California  90017

                                  Attention:  Employee Benefits Manager

                 If to an Executive or to a Participant, to the address of such Executive or Participant as listed next to his name on Exhibit I or III hereto.

                 A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

                 SECTION 7.05 Trust Beneficiaries. Each Executive and Participant is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

                 IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                                        Lockheed Corporation


                                        By   /s/ A.G. Van Schaick
                                           ----------------------------------
                                             Name:  A. G. Van Schaick
                                             Title:  Vice President & Treasurer


                                        By   /s/ Robert C. Gusman
                                           ----------------------------------
                                             Name:  R.C. Gusman
                                             Title:  Assistant Secretary



                                        First Interstate Bank of California


                                        By   /s/ Alfred H. Antignolo
                                           ----------------------------------
                                             Name:
                                             Title:


                                        By   /s/ E. Weise
                                           ----------------------------------
                                             Name:  E. Weise
                                             Title:  Vice President

                                   EXHIBIT II

                                     PLANS


1.       Incentive Retirement Benefit Plan for Certain Executives of Lockheed Corporation

2.       Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Corporation

3.       Supplemental Benefit Plan of Lockheed Corporation

4.       Supplemental Savings Plan of Lockheed Corporation

5.       Deferred Management Incentive Compensation Plan of Lockheed Corporation and its Subsidiaries

6.       Elected Officer Death Benefit

7.       Sanders Associates, Inc. Supplemental Executive Retirement Plan

8.       Lockheed Corporation Retirement Plan for Directors

9.       Cash Accounts under the Deferred Compensation Plan for Directors of Lockheed Corporation

                                   EXHIBIT IV


                                   NOTICE AND
                               AFFIDAVIT/BENEFITS


                 I, __________________, under penalties of perjury, do hereby solemnly swear (i) that I make this affidavit in order to induce [____________] as Trustee under the Trust Agreement with Lockheed Corporation (the "Company") dated as of [_____________] (the "Trust Agreement"), to pay me the benefits to which I am entitled under such Trust Agreement, (ii) that as of __________ I became entitled to receive benefits under the [Termination Benefits Agreement],
(iii) that on ___________ I requested the Company to pay such benefits to me directly and (iv) that as of this date (which is at least 30 business days following the delivery of such request) the Company has not responded to my request or has refused to commence payment.

                                        ---------------------------------
                                        Participant's Signature



STATE OF                          )
                                  :
COUNTY OF                         )


                 On the ____ day of ___________, 19___, before me personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________, and that the statements herein are all true and correct.



                                        ---------------------------------
                                        Notary Public

                                   EXHIBIT V


                                   NOTICE AND
                              AFFIDAVIT/LEGAL FEES


                 I, __________________, under penalties of perjury, do hereby solemnly swear (i) that I make this affidavit in order to induce [____________] as Trustee under the Trust Agreement with Lockheed Corporation (the "Company") dated as of [_____________] (the "Trust Agreement"), to reimburse me for the legal fees or expenses in an amount equal to $_____________ to which I am entitled under such Trust Agreement, (ii) that as of __________ I requested the Company to reimburse me directly and (iii) that as of this date (which is at least 30 business days following the delivery of such request) the Company has not responded to my request or has refused to commence payment.

                                        ---------------------------------
                                        Participant's Signature


STATE OF                          )
                                  :
COUNTY OF                         )


                 On the ____ day of ___________, 19___, before me personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________, and that the statements herein are all true and correct.



                                        ---------------------------------
                                        Notary Public





                                      V-1